Exhibit 10.47

SECOND AMENDMENT TO REVOLVING LINE

OF CREDIT LOAN AGREEMENT

This Second Amendment (this “Amendment”) is made by and between WEBSTER BANK, N.A., a national banking association having an address at CityPlace II – 185 Asylum Street, Hartford, Connecticut 06103 (“Lender”) and GRIFFIN INDUSTRIAL REALTY, INC., formerly known as GRIFFIN LAND & NURSERIES, INC., a Delaware corporation, having an address at One Rockefeller Plaza, Suite 2301, New York, New York 10020 (“Borrower”).

STATEMENT OF FACTS

A.        On April 24, 2013, Lender made a loan to Borrower in the principal amount of up to TWELVE MILLION FIVE HUNDRED THOUSAND and NO/100 DOLLARS ($12,500,000.00) (“Loan”), evidenced by a certain Revolving Line of Credit Note in that amount dated April 24, 2013 (“Note”).

B.        In connection with the Loan, Borrower executed and delivered to Lender a Revolving Line of Credit Loan Agreement (“Loan Agreement”); the Note, Loan Agreement, and all other documents executed in connection with the indebtedness evidenced by the Note being collectively referred to herein as the “Loan Documents”).

C.        The Loan had an initial term of two (2) years expiring on May 1, 2015, with an option to extend for one (1) additional year through May 1, 2016.

D.        The Loan was previously amended by First Amendment to Revolving Line of Credit Loan Agreement, dated April 26, 2016 (“First Amendment”), which First Amendment extended the Maturity Date of the Loan from May 1, 2016 to August 1, 2016.

E.        Borrower and Lender have agreed to increase the maximum principal amount of the Loan and to further extend the Maturity Date, and add one additional option to extend the Maturity Date.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the receipt and sufficiency of which is hereby acknowledged:

IT IS AGREED:

1.        Increase in Maximum Principal Amount of the Advances.  The Loan Agreement is hereby amended by deleting the amount “Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00)”, as it appears in Paragraph 1 of the Loan Agreement, and the amount “Fifteen Million and 00/100 Dollars ($15,000,000.00)” is substituted for it.  The Note is being amended and restated of even date herewith up to the original principal amount of

Fifteen Million and 00/100 Dollars ($15,000,000.00) (“Restated Note”) and all references in the Loan Agreement to the Note shall now mean the Restated Note.

2.        Extension of Maturity Date.  The Maturity Date of the Loan is hereby extended through July 31, 2018, and the following is added to Section 3 of the Loan Agreement:

“D.     During the period from August 1, 2016 through July 31, 2018 (the “Second Extended Term"):

(i)        Commencing on August 1, 2016 and on the first day of each calendar month thereafter up to and including July 1, 2018, Borrower shall make monthly payments of interest only on any Advances outstanding under the Credit Loan, calculated at the Applicable Interest Rate (hereinafter defined), as well as any other sums that may be due pursuant to the Note, this Agreement or the Mortgages. Said payments, as and when received by the Bank, shall be applied by it first, to the payment of any late charges due hereunder; second, to the payment of interest computed at the Applicable Interest Rate; and the balance, if any, toward the satisfaction of the outstanding Advances under the Credit Loan; and

(ii)       The entire outstanding Advances under the Credit Loan, together with all interest accrued and unpaid thereon calculated at the Applicable Interest Rate and all other sums due under the Note, this Agreement, the Mortgages or any other document executed and delivered by Borrower to the Bank in connection with the Credit Loan (collectively, the "Other Security Documents"), shall be due and payable on July 31, 2018 (the "Second Extended Maturity Date"), unless extended in accordance with Section 8 hereof, or sooner as provided herein.”

3.        Extension of Extended Maturity Date.  Borrower is granted the right to extend the term for one (1) additional year thereafter (the “Third Extended Term”), and the following is added to Section 3 of the Loan Agreement:

“E.      If the Credit Loan is extended for one (1) additional period of one (1) year (the "Third Extended Term") in accordance with Section 8 hereof:

(i)        Commencing August 1, 2018 and on the first day of each calendar month of the Third Extended Term up to and including July 1, 2019, Borrower shall make monthly payments of interest only on any Advances outstanding under the Credit Loan, calculated at the Applicable Interest Rate, as well as any other sums that may be due pursuant to the Note, this Agreement or the Mortgages. Said payments, as and when received by the Bank, shall be applied by it first, to the payment of any late charges due hereunder; second, to the payment of interest computed at the Applicable Interest Rate; and the balance, if any, toward the satisfaction of the outstanding Advances under the Credit Loan; and

(ii)       The entire outstanding Advances under the Credit Loan, together with all interest accrued and unpaid thereon calculated at the Applicable Interest Rate and all other sums due under the Note, this Agreement, the Mortgages or the Other Security Documents shall be due and payable on July 31, 2019 (the "Third Extended Maturity Date") or sooner as provided herein.”

4.        Fees. Upon execution of this Amendment, Borrower shall pay a fee of ½ of one percent (0.50%) of the maximum face amount of the Credit Loan.  Borrower shall pay on each anniversary of the date hereof the following fee: (i) 1/8th of one percent (0.125%) of the average undrawn portion of the Credit Loan, if the average outstanding Advances of the Credit Loan, calculated on a twelve (12) month basis for the preceding twelve (12) months, are equal to or less than one hundred percent (100%) of the Credit Loan. In addition, Borrower shall pay a fee of 1/4 of one percent (0.25%) of maximum face amount of the Credit Loan if Borrower exercises the Third Extension Term as more fully addressed in Section 8 of the Loan Agreement.  Borrower hereby acknowledges and agrees that the Bank is authorized to pay itself the foregoing fees on the dates specified herein.

5.        Extension Option.  Section 8 of the Loan Agreement is amended by adding the following:

“The Credit Loan shall expire on the Second Extended Maturity Date.  Notwithstanding the foregoing, Borrower shall have the option to extend the Credit Loan for one (1) additional period of one (1) year following the Second Extended Maturity Date (the “Third Extension Option”) on all of the same terms and conditions contained in this Section 8.”

6.        Affirmative Covenants.  Section 11(a) of the Loan Agreement is hereby deleted and replaced with the following:

“(a)     Debt Service Coverage Ratio.  At all times during the term of the Credit Loan, Borrower shall maintain a minimum debt service coverage ratio (“DSCR”) of the Property equal to or greater than 1.25x.  This covenant shall be tested annually as of November 30th of each year during the term of the Credit Loan.   DSCR is defined as net operating income plus interest, depreciation and amortization divided by annual interest due under the Credit Loan (calculated as if the Credit Loan was fully advanced).”

Section 11(d) of the Loan Agreement, entitled “Current Liquidity,” is hereby deleted in its entirety.

7.        Reaffirmation by Borrower.  Borrower hereby represents and warrants to Lender that:

a.         As of the date of this Amendment, there exists no default or Event of Default (as defined in the Loan Documents) under the Loan Documents and no circumstance which would constitute an Event of Default after the giving of notice or the passage time, or both;

b.        The unpaid principal balance of the indebtedness evidenced by the Note, if any, is due and owning pursuant to and in accordance with the terms of the Note and Loan Documents, as amended herein, without any claim, offset, or defense by or from the Borrower, all of which are hereby specifically waived and released;

c.         No claim, counterclaim, offset, or defense exists with respect to the full and timely performance of all other duties, obligations, covenants and warranties of the Borrower set forth in the Note and Loan Documents, all of which are specifically waived and released; and

d.        There are no claims, litigation, or proceedings pending or, to the best of the knowledge of the person signing on behalf of the Borrower, threatened against the Borrower or the Property (as defined in the Loan Documents), which, if determined against the Borrower or Property will materially and adversely affect the Property or the ability of the Borrower to perform any duties and obligations under the Note and Loan Documents.

8.        Defined Terms. Any defined terms not defined herein shall have the same meaning and definition as is contained in the Loan Agreement or other Loan Documents, as applicable.

9.        Survival.  The Loan Agreement, as modified herein, is hereby ratified and shall remain in full force and effect.

BALANCE OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURES APPEAR ON FOLLOWING PAGE

SIGNED as of the 22nd day of July, 2016.

WEBSTER BANK, N.A.

By	/s/ STEPHEN J. ANDERSON
Stephen J. Anderson
Its Vice President

GRIFFIN INDUSTRIAL REALTY, INC.

By	/s/ ANTHONY J. GALICI
Anthony J. Galici
Its Vice President and Chief Financial Officer